UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2025

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On June 11, 2025, MacKenzie Realty Capital, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and between the Company and Streeterville Capital, LLC (the “Investor”).

Pursuant to the terms of the Note Purchase Agreement, the Company agreed to issue and sell to the Investor and the Investor agreed to purchase from the Company secured promissory notes in the aggregate principal amount of up to $3,270,000. In consideration thereof, on June 11, 2025 (the closing date), (i) the Investor provided initial funding in the net amount of $1,000,000 in cash, and (ii) the Company delivered (a) the Secured Note (as defined below) and the Stock Pledge Agreement (as defined below) on behalf of the Company and (b) the Security Agreement (as defined below) and the Guaranty (as defined below) on behalf of the Company’s qualified REIT subsidiary, MRC QRS, Inc. (“MRC QRS”), to the Investor, against delivery of the Initial Purchase Price. For these purposes, the “Initial Purchase Price” is $1,000,000.00, computed as follows: $1,115,000.00 initial principal balance, less the OID (as defined below), less the Transaction Expense Amount (as defined below).

The Secured Note is secured by the Collateral (as defined below). The Secured Note carries an original issue discount (“OID”) of $90,000. In addition, the Company agreed to pay $25,000 to the Investor to cover the Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Secured Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Secured Note.

The issuance of additional secured promissory notes pursuant to the Note Purchase Agreement (“Additional Notes”) is subject to certain Funding Conditions. For these purposes, “Funding Conditions” means (a) no Event of Default (as defined in the Secured Note) shall have occurred under any of the Secured Note or any Additional Notes; (b) the value of all of all REIT Shares (as defined in the Note Purchase Agreement) held by MRC QRS together with any cash held by MRC QRS is greater than or equal to the aggregate outstanding balance of the then-outstanding Secured Note and any Additional Notes; and (c) the Company and the Investor shall have amended the Secured Note to include a mutually acceptable conversion right.

The Note Purchase Agreement contains customary representations, warranties and covenants.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Secured Note

On June 11, 2020, the Company issued, pursuant to the Note Purchase Agreement, the Secured Promissory Note #1 (the “Secured Note”) in the principal amount of $1,115,000 in favor of the Investor. Pursuant to the terms of the Secured Note, the Company promises to pay to the Investor $1,115,000 and any interest, fees, charges and late fees accrued under the Secured Note on the date that is 18 months after the date that the Initial Purchase Price is delivered by the Investor to the Company (the “Purchase Price Date”). The Secured Note carries an OID of $90,000. In addition, the Company agreed to pay the $25,000 Transaction Expense Amount to the Investor, all of which amount is fully earned and included in the initial principal balance of the Secured Note. The purchase price for the Secured Note is $1,000,000 (the “Purchase Price”), computed as follows: $1,115,000 original principal balance, less the OID, less the Transaction Expense Amount.

The Secured Note is secured by the Security Agreement.

The Company has the right to prepay all or any portion of the Outstanding Balance (as such term is defined in the Secured Note). If the Company exercises its right to prepay the Secured Note on or prior to the 90-day anniversary of the Purchase Price Date, the Company shall make payment to the Investor of an amount in cash equal to 107% multiplied by the portion of the Outstanding Balance the Company elects to prepay. If the Company exercises its right to prepay the Secured Note after the 90-day anniversary of the Purchase Price Date, the Company shall make payment to the Investor of an amount in cash equal to 100% multiplied by the portion of the Outstanding Balance the Company elects to prepay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by the Investor in writing, relieve the Company of its remaining obligations under the Secured Note.

Pursuant to the terms of Secured Note, in the event the Secured Note is outstanding on the 90-day anniversary of the Purchase Price Date (the “Monitoring Fee Date”), then the Company will be charged a one-time fee (the “Monitoring Fee”) equal to the then-current Outstanding Balance divided by 0.93 less the then-current Outstanding Balance. The Monitoring Fee will be automatically added to the Outstanding Balance on the Monitoring Fee Date.

Beginning on the one (1) month anniversary of the Purchase Price Date and on the same day of the month thereafter for the next four (4) months, the Company will make payment to the Investor in an amount equal to all interest accrued during the prior month. Beginning on the six (6) month anniversary of the Purchase Price Date and continuing thereafter until the Secured Note is paid in full, the Company will make payment to the Investor in an amount equal to $93,000.00 plus accrued interest.

The following are trigger events under the Secured Note (each, a “Trigger Event”):
(a)	The Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the Secured Note;
(b)
A receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days;

(c)	The Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any;
(d)	The Company makes a general assignment for the benefit of creditors;
(e)	The Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign);
(f)	An involuntary bankruptcy proceeding is commenced or filed against the Company;
(g)	The Company fails to observe or perform any covenant set forth in Section 4 of the Note Purchase Agreement;
(h)	The occurrence of a Fundamental Transaction (as defined in the Secured Note) without the Investor’s prior written consent;
(i)
The Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement contained in the Secured Note or in any other Transaction Document (as defined in the Note Purchase Agreement), other than those specifically set forth in Section 5.1 of the Secured Note and Section 4 of the Note Purchase Agreement;

(j)
Any material representation, warranty or other statement made or furnished by or on behalf of the Company to the Investor in the Secured Note, in any Transaction Document, or otherwise in connection with the issuance of the Secured Note is false, incorrect, incomplete or misleading in any material respect when made or furnished;

(k)
The Company effectuates a reverse split of its shares of common stock, $0.0001 par value per share (“Common Shares”), without twenty (20) Trading Days (as defined in the Secured Note) prior written notice to the Investor (unless such reverse split of its Common Shares is done to maintain its listing on a securities exchange);

(l)
Any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Investor;

(m)	The Company fails to be DWAC Eligible (as defined in the Secured Note); and
(n)	The Company breaches any covenant or other term or condition contained in any Other Agreements (as defined in the Secured Note).

The events described in clauses (a) - (h) above constitute Major Trigger Events under the Secured Note, while the events described in clauses (i) - (n) constitute Minor Trigger Events. The occurrence of any Major Trigger Event described above in clauses (b) - (h) shall not be considered a Trigger Event under the Secured Note if such event is cured within three (3) days of the occurrence thereof, and the occurrence of any Minor Trigger Event described above in clauses (i) - (n) shall not be considered a Trigger Event under the Secured Note if such event is cured within five (5) days of the occurrence thereof.

At any time following the occurrence of any Trigger Event, the Investor may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth in the Secured Note). Under the terms of the Secured Note, the “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under the Secured Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times under the Secured Note with respect to Major Trigger Events and three (3) times under the Secured Note with respect to Minor Trigger Events.

At any time following the occurrence of a Trigger Event, the Investor may, at its option, send written notice to the Company demanding that the Company cure such Trigger Event within five (5) Trading Days. If the Company fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default under the Secured Note (an “Event of Default”).

At any time and from time to time following the occurrence of any Event of Default, the Investor may accelerate the Secured Note by written notice to the Company, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined in the Secured Note). Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b) - (f) above, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by the Investor for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by the Investor to the Company, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum simple interest or the maximum rate permitted under applicable law if less than twenty-two percent (22%) per annum. Such acceleration may be rescinded and annulled by the Investor at any time prior to payment under the Secured Note and the Investor shall have all rights as a holder of the Secured Note until such time, if any, as the Investor receives full payment pursuant to the Secured Note. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon.

The foregoing description of the Secured Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Secured Note, a copy of which is filed hereto as Exhibit 10.2 and is incorporated by reference herein.

Security Agreement

On June 11, 2025, MRC QRS entered into a Security Agreement by MRC QRS in favor of the Investor (the “Security Agreement”). Pursuant to the terms of the Security Agreement, MRC QRS granted the Investor a first-position security interest in all right, title, interest, claims and demands of MRC QRS in and to all of the Property described in Schedule A to the Security Agreement, and all replacements, proceeds, products, and accessions thereof (the “Collateral”) in order to induce the Investor to extend the credit evidenced by the Secured Note.

The Security Agreement contains customary representations, warranties and covenants of MRC QRS.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed hereto as Exhibit 10.3 and is incorporated by reference herein.

Guaranty

On June 11, 2025, MRC QRS also issued a guaranty for the benefit of the Investor (the “Guaranty”). Pursuant to the terms of the Guaranty, MRC QRS absolutely and unconditionally guaranteed the prompt payment in full of the Obligations (as defined in the Guaranty), as and when the same (including without limitation portions thereof) become due and payable. For purposes of the Guaranty, “Obligations” means (a) all loans, advances, debts, liabilities and obligations, arising on or after the date of the Guaranty, whether documented or undocumented, owed by the Company or MRC QRS to the Investor, whether created by the Secured Note, the Note Purchase Agreement, any other Transaction Documents or arising thereafter, any modification or amendment to any of the foregoing, and (b) all costs and expenses, including attorneys’ fees, incurred by the Investor in connection with the Secured Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a) and the performance of the covenants and agreements of the Company contained in the Secured Note and the other Transaction Documents.

The Guaranty contains customary representations and warranties of MRC QRS.

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is filed hereto as Exhibit 10.4 and is incorporated by reference herein.

Stock Pledge Agreement

On June 11, 2025, the Company entered into a Stock Pledge Agreement by and between the Company and the Investor (the “Stock Pledge Agreement”). Pursuant to the terms of the Stock Pledge Agreement, the Company pledged to the Investor as collateral and security for the Secured Obligations (as defined in Stock Pledge Agreement) and granted the Investor a first-position security interest in the common stock of MRC QRS. The Investor shall have the right to exercise the rights and remedies set forth in the Stock Pledge Agreement and in the Transaction Documents if an Event of Default (as defined in the Secured Note) has occurred.

The Stock Pledge Agreement contains customary representations, warranties and covenants of the Company.

The foregoing description of the Stock Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Pledge Agreement, a copy of which is filed hereto as Exhibit 10.5 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On June 13, 2025, the Company issued a press release announcing the transaction described above.  A copy of that press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Note Purchase Agreement dated June 11, 2025 by and between the Company and Streeterville Capital, LLC
10.2	Secured Promissory Note #1 dated June 11, 2025 issued by the Company in favor of Streeterville Capital, LLC
10.3	Security Agreement dated June 11, 2025 by MRC QRS, Inc. in favor of Streeterville Capital, LLC
10.4	Guaranty dated June 11, 2025 by MRC QRS, Inc. for the benefit of Streeterville Capital, LLC
10.5	Stock Pledge Agreement dated June 11, 2025 by and between the Company and Streeterville Capital, LLC
99.1	Press Release issued June 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: June 13, 2025	By:	/s/ Robert Dixon
Robert Dixon
President